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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)               December 19, 2001

Digital Descriptor Systems, Inc.
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(Exact Name of Registrant as Specified in its Charter)


Delaware                               0-26604                  23-2770048
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(State or Other Jurisdiction         (Commission             (IRS Employer
of Incorporation)                    File Number)          Identification No.)



446 Lincoln Highway, Fairless Hills, Pennsylvania                    19030-1316
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code: (267) 580-1075

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(Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events and Regulation FD Disclosure

On December 31, 2001, the Company executed a securities purchase agreement calling for the issuance of convertible securities totaling $800,000. On December 31, 2001, the Company executed three convertibles debentures totaling $500,000. The remaining $300,000 in securities will be issued upon the effectiveness of a registration statement which will register the underlying common shares. The conversion terms are as follows:

The lessor of     a) $0.02 or
                  b) the Applicable Percentage (59%) multiplied by the average of the lowest three (3) intraday trading price on the Over-the-Counter Bulletin Board for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice.


Item 6.  Resignations of Registrant's Directors

The following members of the Board of Directions of the Company have resigned for personal reasons -

                           John Boyle

                           Bob Gowell

The recently installed Board of Director, Robert Martin, has also resigned as a director on January 3, 2002. Mr. Martin stated that his resignation is due to disagreements with Company operations, policies and practices.


Item 7. Exhibits

Exhibit No.                Exhibit
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17                         Director Resignation


Signatures


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   January 7, 2002                 Digital Descriptor Systems, Inc.


/s/ Garrett U. Cohn                      Chief Executive Officer and
-------------------------------          Principal Executive Officer, Director
Garrett U. Cohn


/s/  Myrna L. Cohn, Ph.D.                Director
-------------------------------
Myrna L. Cohn, Ph.D.


/s/ Michael Pellegrino                   Vice President, Principal Financial
-------------------------------          and Accounting Officer
Michael Pellegrino